Rule 424(B)(3)

File No. 33-41284

THE RIGHTS OF OWNERS TO DIRECT THE VOTING OF SHARES

MAY BE RESTRICTED AS DESCRIBED IN PARAGRAPH 10 BELOW

Exhibit A to Deposit Agreement

No.

[Sponsored-Exempt]	AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents
Two deposited Shares)

THE BANK OF NEW YORK

AMERICAN DEPOSITARY RECEIPT

FOR ORDINARY SHARES OF

REACH PLC

(INCORPORATED UNDER THE LAWS OF THE UNITED KINGDOM)

The Bank of New York as depositary (hereinafter called the "Depositary"), hereby certifies that

, or registered assigns IS THE OWNER OF

AMERICAN DEPOSITARY SHARES

representing deposited Ordinary Shares (herein called "Shares") of Reach plc, incorporated under the laws of the United Kingdom (herein called the "Company"). At the date hereof, each American Depositary Share represents two Shares which are either deposited or subject to deposit under the deposit agreement at the principal London, England office of the Depositary (herein called the "Custodian"). The Depositary's Corporate Trust Office is located at a different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at 225 Liberty Street, New York, N.Y. 10286.

THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS

101 BARCLAY STREET, NEW YORK, N.Y. 10286

1) THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as of June 18, 1991 (herein called the "Deposit Agreement"), by and among the Company, the Depositary, and all Owners and holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and holders of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the Depositary's Corporate Trust Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms not defined herein shall have the meanings set forth in the Deposit Agreement.

2) SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

Upon surrender at the Corporate Trust Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Owner hereof is entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued. Delivery of such Deposited Securities may be made by the delivery of certificates in the name of the Owner hereof or as ordered by him or by the delivery of certificates endorsed or accompanied by proper instruments of transfer. Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Owner hereof.

3) TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS

The transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the Owner hereof in person or by duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the fees and expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodian, or Registrar may require payment from the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, paragraph (24) of this Receipt.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to paragraph (24) of this Receipt. The surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

4) LIABILITY OF OWNER FOR TAXES.

If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Owner hereof to the Depositary. The Depositary may refuse to effect any transfer of this Receipt or any withdrawal of Deposited Securities represented hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner hereof any part or all of the Deposited Securities represented by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner hereof shall remain liable for any deficiency.

5) WARRANTIES OF DEPOSITORS.

Every person depositing Shares hereunder shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, nonassessable, and free of any pre-emptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that Shares deposited by that person are not restricted securities. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

6) FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION

Any person presenting Shares for deposit or any Owner of a Receipt may be required from time to time to file such proof of citizenship or residence, exchange control approval, evidence of the number of Receipts and Deposited Securities legally or beneficially owned or such information relating to the registration on the books of the Company (or the appointed agent of the Company for transfer and registration of Shares, which may, but need not be the Foreign Registrar) of the Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper. The Depositary may, and if requested by the Company shall withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed. No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by an governmental body in the United Kingdom which is then performing the function of the regulation of currency exchange.

7) CHARGES OF DEPOSITARY.

The Depositary shall charge any party to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.3 of the Deposit Agreement) or who surrenders Receipts a fee of $10.00 or less per 100 American Depositary Shares (or portion thereof) for the issuance or surrender, respectively, of a Receipt. In addition, the Depositary shall charge to the holders and Owners of Receipts a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement including, but not limited to Sections 4.1 through 4.4 thereof. The Depositary shall also charge the holders and Owners of Receipts a fee of $1.50 or less per certificate for a Receipt or Receipts for transfers made pursuant to the terms of the Deposit Agreement. The Company will pay the other fees and reasonable expenses of the Depositary and those of any Registrar under the Deposit Agreement, but the Company shall not pay or be liable for (i) fees of the Depositary for the execution and delivery of Receipts pursuant to Section 2.3 of the Deposit Agreement, transfers pursuant to Section 2.4 of the Deposit Agreement, the surrender of Receipts pursuant to Section 2.5 of the Deposit Agreement, and the making of any cash distribution made pursuant to the Deposit Agreement, including, but not limited to, Section 4.1 through 4.4 thereof (ii) taxes and other governmental charges, (iii) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the share register of the Company (or the appointed agent of the Company for the transfer and registration of Shares which need not be the foreign registrar) and accordingly applicable to transfers of Shares to the name of the Depositary or its nominee on the making of deposits or withdrawals under the Deposit Agreement, (iv) such cable, telex, and facsimile transmission expenses as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Shares or Owners of Receipts, and (v) such expenses as are incurred in the conversion of Foreign Currency by the Depositary pursuant to Section 4.5 of the Deposit Agreement. Subject to Paragraph (8) hereof, the Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts.

The Depositary, subject to Paragraph (8) hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

8)  LOANS AND PRE-RELEASE OF SHARES AND RECEIPTS.

In its capacity as Depositary, the Depositary will lend neither the Shares held under the Deposit Agreement nor the Receipts; provided, however, that the Depositary reserves the right to (i) issue Receipts prior to the receipt of Shares pursuant to Section 2.2 of the Deposit Agreement and (ii) deliver Shares prior to the receipt and cancellation of Receipts pursuant to Section 2.5 of the Deposit Agreement, including Receipts which were issued under (i) above but for which Shares may not have been received. The Depositary may receive Receipts in lieu of Shares under (i) above and receive Shares in lieu of Receipts under (ii) above. Each such transaction will be (a) accompanied by a written representation from the person to whom Receipts or Shares are to be delivered that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of Receipts and Shares involved in such transactions at any one time to thirty percent (30%) of the Receipts outstanding (without giving effect to Receipts outstanding under (i) above), or Shares held under the Deposit Agreement, respectively; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary will also set limits with respect to the number of Receipts and Shares involved in transactions to be done under the Deposit Agreement with any one person on a case by case basis as it deems appropriate.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

9) DISCLOSURE OF BENEFICIAL OWNERSHIP.

Any person who is an Owner or holder of a Receipt, who after becoming interested (as defined in Part VI of the Companies Act 1985 of England) in any Shares (either directly or by virtue of the ownership of Receipts) is directly or indirectly interested in more than 3%, or such lesser percentage as may be required to be disclosed from time to time under any law, regulation, or practice of England, of the Shares shall, pursuant to the Companies Act 1985 of England, within 2 business days (or such lesser period as may be prescribed under such Act from time to time) after becoming so interested, send to the Company at the address set forth in Section 7.5, by registered or certified mail, the following information:

1.the background, and identity, residence, and citizenship of, and the nature of such interest of, such person and all other persons by whom or on whose behalf purchases have been or are to be effected;

2.the number of Shares and Receipts in which such person is interested, and the number of Shares and Receipts concerning which there is a right to acquire, directly or indirectly, by (i) such person, and (ii) by each associate of such person, giving the background, identity, residence, and citizenship of each such associate;

3.if any material change occurs in the facts set forth in the statements to the Company, an amendment shall be transmitted to the Company setting forth such changes.

When two or more persons act as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of securities of an issuer, such partnership, limited partnership, syndicate or group shall be deemed a "person" for the purposes of this Paragraph, sometimes referred to in paragraph (10) of this Receipt and Section 3.5 of the Deposit Agreement as a "connected person"). In addition, each individual person comprising a part of such partnership, limited partnership, syndicate or other group shall also be deemed a "person" for the purposes of this Paragraph.

In determining, for the purposes of this sub-section, the percentage of Shares, the shares shall be deemed to consist of the amount of the outstanding Shares, exclusive of any Shares held by or for the account of the Company or a subsidiary of the Company.

10) COMPLIANCE WITH INFORMATION REQUESTS.

(a)       Notwithstanding any other provision of this Receipt and the Deposit Agreement, each Owner and holder agrees to comply with requests (sometimes referred to herein as a "Notice") from the Company, pursuant to the Companies Act 1985 of England, Part VI Section 212, which are made to provide information as to the capacity in which such Owner or holder owns or owned Receipts and regarding the identity of any other person then or previously interested in such Receipts and the nature of such interest.

(b)       Any Owner or holder who fails to timely provide the information required by the Notice in respect of any Shares shall, in accordance with the Articles of Association of the Company, forfeit the right to (i) direct the voting of such Shares at any meeting of shareholders and (ii) exercise any other rights with respect to such Shares at any such meeting; provided, however, that any such Owner or holder so failing to comply who owns 0.25% or more of the Shares outstanding (a "Substantial Owner") shall also forfeit his right to (i) receive dividends in respect of such Shares and (ii) transfer such Shares otherwise than pursuant to an Arm's Length Disposal. Compliance with the requirements of a Notice shall be made within 14 days from the date of receipt of a Notice by a Substantial Owner and within 28 days of receipt by an Owner who is not a Substantial Owner. The foregoing restriction on or limitations of rights with respect to Shares shall cease to apply whenever (i) the Owner or holder complies with the Notice or (ii) there has been an Arm's Length Disposal of such Shares or the Receipts representing such Shares. As used in this paragraph 10(b) and Section 3.5(b) of the Deposit Agreement, Arm's Length Disposal means (i) a bona fide sale or transfer to a person who is not a connected person for full value, (ii) a disposal pursuant to a tender offer or (iii) a sale of Shares on a stock exchange.

(c)       The foregoing paragraphs (9) and (10)(a) and (10)(b) and Sections 3.4 and 3.5(a) and (b) of the Deposit Agreement are summaries of certain provisions of the Companies Act 1985 and the Company's Articles of Association and are in all respects qualified by the full texts thereof. Reference to ownership of Shares in said paragraphs (9) and (10) and Sections 3.4 and 3.5 of the Deposit Agreement shall be deemed to include ownership of Receipts evidencing American Depositary Shares representing Shares.

(d)       The Depositary agrees to use its reasonable efforts to comply with written requests received from the Company requesting that the Depositary forward any such requests from the Company to the Owner of Receipts and shall have no liability whatsoever other than to use such reasonable efforts to comply with such Company's requests.

11) TITLE TO RECEIPTS.

It is a condition of this Receipt and every successive holder and Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument, provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes.

12) VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary or, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.

13) REPORTS; INSPECTION OF TRANSFER BOOKS.

The Company currently furnishes the Securities and Exchange Commission (hereinafter called the "Commission") with certain public reports and documents required by foreign law or otherwise under Rule 12g3-2(b) under the Securities Exchange Act of 1934. Such reports and communications will be available for inspection and copying by holders and Owners at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549.

The Depositary will make available for inspection by Owners of Receipts at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Owners of Receipts copies of such reports when furnished by the Company pursuant to the Deposit Agreement.

The Depositary will keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts, provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

14) DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a Foreign Currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the Deposit Agreement, convert such dividend or distribution into dollars and will distribute the amount thus received to the Owners of Receipts entitled thereto, provided, however, that in the event that the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Owners of Receipts for American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

Whenever the Depositary receives any distribution other than cash or Shares upon any Deposited Securities, the Depositary will cause the securities or property received by it to be distributed to the Owners of Receipts entitled thereto, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale, at public or private sale, of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Owners of Receipts entitled thereto as in the case of a distribution received in cash.

If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary may and shall if the Company shall so request, distribute to the Owners of outstanding Receipts entitled thereto, additional Receipts for an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions set forth in the Deposit Agreement. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes, at public or private sale, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes to the Owners of Receipts entitled thereto.

15) CONVERSI0N OF FOREIGN CURRENCY.

Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9 of the Deposit Agreement.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

16) RIGHTS.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available in Dollars to such Owners or, if by the terms of such rights offering or, for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse; provided, however, if at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may distribute, to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate to facilitate the exercise of such rights by the Depositary for the benefit of such Owner. If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to certain Owners, or if the rights represented by such warrants or other instruments are not exercised and appear about to lapse, it may sell the rights or warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly to make such rights available, and allocate the net proceeds of such sales for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise. The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner or Owners in particular.

If an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law. Upon instruction pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received in exercise of the rights, and upon payment of the fees of the Depositary as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.2 of the Deposit Agreement, and shall, pursuant to Section 2.3 of the Deposit Agreement, execute and deliver to such Owner Restricted Receipts.

If registration under the Securities Act of 1933 of the securities to which any rights relate is required in order for the Company to offer such rights to Owners and sell the securities represented by such rights, the Company or the Depositary shall not be required to offer such rights to the Owners of Receipts under any circumstances unless and until such a registration statement is in effect, or unless the offering and sale of such securities to the Owners of such Receipts are exempt from registration under the provisions of such Act.

17) RECORD DATES.

Whenever the Depositary shall receive notice of the fixing of the record date by the Company for the determination of the holders of Deposited Securities entitled to receive any cash dividend or other cash distribution, any distribution other than cash, or any rights to be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary, in consultation with the Company, will fix a record date for the determination of the Owners of Receipts who will be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or for fixing the date on or after which each American Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit Agreement.

18) VOTING OF DEPOSITED SECURITIES.

(i)       As soon as practicable after receipt of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall mail to the Owners a notice containing (a) such information as is contained in the notice received by the Depositary, (b) a statement that each Owner at the close of business on a specified record date will be entitled, subject to applicable law and the provisions of the Memorandum and the Articles of Association of the Company and the provisions of or governing Deposited Securities, to instruct the Depositary in writing as to the exercise of voting rights, if any, pertaining to the Deposited Securities represented by the American Depositary Shares evidenced by such Owner's Receipts and (c) a statement as to the manner in which such instructions may be given, including, when applicable, deemed given in accordance with paragraph (ii) of Section 4.7 of the Deposit Agreement if no instruction is received. Upon the written request of an Owner on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under applicable law and the provisions of the Memorandum and the Articles of Association of the Company and the provisions of or governing Deposited Securities to vote or cause to be voted the Deposited Securities represented by the American Depositary Shares evidenced by such Owner's Receipts in accordance with any nondiscretionary proxy to a person designated by the Company. The Depositary shall not itself exercise any voting discretion over any Deposited Securities.

(ii)       If after complying with the procedures set forth in Section 4.7 of the Deposit Agreement the Depositary does not receive instructions from the Owner of a Receipt on or before the date established by the Depositary for such purpose, the Depositary shall deliver a discretionary proxy for the Shares evidenced by such Receipt in such form as provided by the Company to a person designated by the Company.

Such voting of Deposited Securities is subject to the provisions of paragraph 10 of this Receipt.

19) CHANGES AFFECTING DEPOSITED SECURITIES.

Upon any change in nominal value, change in par value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, upon consultation with the Company, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

20) LIABILITY OF THE COMPANY AND DEPOSITARY.

Neither the Depositary nor the Company shall incur any liability to any Owner or holder of any Receipt, if by reason of any provision of any present or future law of the United States or any other country, or of any other governmental authority, or by reason of any provision, present or future, of the Articles of Association of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Company incur any liability to any Owner or holder of a Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Where, by the terms of a distribution pursuant to Sections 4.1, 4.2, or 4.3 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.4 of the Deposit Agreement, such distribution or offering may not be made available to Owners of Receipts, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse. Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Owners or holders of Receipts, except that they agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith. The Company agrees to indemnify the Depositary and any Custodian against, and hold each of them harmless from, any liability or expense (including but not limited to the fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified, or supplemented from time to time, (i) by either the Depositary or a Custodian, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its agents. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

21) RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company. The Depositary may at any time be removed by the Company by written notice of such removal. In case at any time the Depositary shall resign or be removed, it shall continue to act as Depositary for the purpose of terminating the Deposit Agreement pursuant to Section 6.2 of the Deposit Agreement. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so, it may appoint a substitute or additional custodian or custodians.

22) AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby.

23) TERMINATION OF DEPOSIT AGREEMENT.

Upon the resignation or removal of the Depositary pursuant to Section 5.4 of the Deposit Agreement, or at any time at the direction of the Company, the Depositary shall terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. On and after the date of termination, the Owner of a Receipt will, upon surrender of such Receipt at the Corporate Trust Office of the Depositary, upon the payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.5 of the Deposit Agreement, and upon payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds . After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.

24) COMPLIANCE WITH U.S. SECURITIES LAWS.

Notwithstanding any provisions in this Receipt or the Deposit Agreement to the contrary, the Company and the Depositary have each agreed that it will not exercise any rights it has under the Deposit Agreement or the Receipt to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to Section I A(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

(ASSIGNMENT AND TRANSFER SIGNATURE LINES)

NOTE:The signature to any endorsement hereon must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatever.

If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt.

All endorsements or assignments of Receipts must be guaranteed by a New York Stock Exchange member firm or member of the Clearing House of the American Stock Exchange Clearing Corporation or by a bank or trust company having an office or correspondent in the City of New York.